Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 26, 2016, relating to the consolidated financial statements of New Relic, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2016.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

May 26, 2016